Exhibit (a)(2)
                                                           Form of Election Form

                                SUN INTERNATIONAL
                             Option Exchange Program

                                  Election Form

                      Election To Receive Repriced Options
               In Exchange For Surrender of Existing Stock Options
              Pursuant to the Offer to Exchange dated May 24, 2002

I hereby elect to surrender to SUN INTERNATIONAL HOTELS LIMITED (the "Company") the Options listed below ("Existing Options"), previously granted by the Company to me, in exchange for the new award by the Company to me of the number of new options ("New Options") specified below:

Options Exchanged: In accordance with the terms and conditions of the Offer to Exchange dated May 24, 2002 (the "Offer to Exchange") I hereby surrender, assign and transfer to the Company the Existing Options listed below in exchange for the grant of the New Options at a price to be determined no earlier than six months and one day after the Cancellation Date:

                                        Old                    No. of
             Option                   Exercise                 Option
           Grant Date                   Price                  Shares
           ----------                   -----                  ------

New Options Granted: In exchange for my surrender of Existing Options, the Company will award to me the number of New Options listed below under the same option plan as the Existing Options were granted (the "Plan"). The New Options will have the terms and conditions set forth in the Plan and in the New Option Award Agreement to be executed by the Company, in the form previously furnished to me.

           Existing
           Options                  Exchange Rate
           Surrendered for               of                      New
           Exchange                      75%                   Options
           --------                      ---                   -------
                               /         75%           =

I agree that my Existing Options are to be cancelled and terminated as of June 24, 2002 (or such later date specified by the Company if the offer is extended in accordance with the terms of the Offer to Exchange (the "Cancellation Date")) and I agree to deliver to the Company any executed copies of the agreements evidencing the Existing Options in my possession. I also understand that the price of my New Options may exceed the price of my Existing Options. By my signature, I acknowledge receipt of and agree to be bound by all the terms of the Offer to Exchange, this Election Form and the Plan.

Election Accepted By:


_______________________________
Employee Signature

_______________________________
Employee Name

Date:_____________________________

Please return this Election Form to Monica Digilio at Sun International Resorts, Inc., 1415 E. Sunrise Blvd Fort Lauderdale, 33304, or by fax at (954) 713-1509 not later than 5:00 p.m. Eastern Time, June 24, 2002. If you fail to return the form by this deadline, you will be deemed to have decided not to receive New Options in exchange for your Existing Options.